Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Michael A. Gerlich, Chief Financial Officer of Gastar Exploration, Ltd. (the “Company”), hereby certify that the accompanying Annual Report on Form 10-K for the 12 months ended December 31, 2008, as amended by Amendment No. 1 on Form 10-K/A (the “Report”), filed by the Company with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 20, 2009

/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Chief Financial Officer